Exhibit 5.3

[BRADLEY ARANT BOULT CUMMINGS LLP Letterhead]

May 6, 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

Ladies and Gentlemen:

We have acted as special local counsel to The Summit Club, Inc., an Alabama corporation (“Summit”), and Capital City Club of Montgomery, Inc., an Alabama corporation (“Capital City” and, together with Summit, each an “Alabama Guarantor” and collectively, the “Alabama Guarantors”), solely for the purpose of delivering this opinion in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Alabama Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Alabama Guarantors and the other guarantors of guarantees (the “Guarantees”) of the Exchange Notes.  The Exchange Notes will be issued under, and the Guarantees are issued as provided in, an indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the guarantors named therein (including the Alabama Guarantors) and Wilmington Trust FSB, as trustee (the “Trustee”).  The Company will offer the Exchange Notes and the Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees.

In connection with the opinions expressed below, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, and (ii) the Indenture (including the Guarantees of the Alabama Guarantors contained therein), which has been filed with the Commission as an exhibit to the Registration Statement.  We have also examined and relied on such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Alabama Guarantors as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion, we have relied with your consent and without further investigation upon the representations and warranties of the parties contained in the Indenture, upon certificates or statements of government officials, and upon certificates or comparable documents of officers and representatives of the Company and the Alabama Guarantors, including, without limitation, the State Tax Matters Officer’s Certificate (as defined in

Paragraph 1 below), and have assumed that such certificates and statements were true, correct and complete as of the date made and remain true, correct and complete through the date hereof.

In rendering the opinions expressed below, we have assumed the following with respect to all the transactions and documents (including, without limitation, the Indenture and the Exchange Notes) referred to herein:

(i)                                     All the parties to such documents (other than the Alabama Guarantors) are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform their obligations under such documents.

(ii)                                  All such documents have been duly authorized, executed and delivered by all parties thereto (other than the Alabama Guarantors) and constitute the legal, valid and binding obligations of all parties thereto.

(iii)                               The form and terms contained in the Exchange Notes conform in all respects to the descriptions thereof contained in the Indenture.

(iv)                              None of the parties (other than the Alabama Guarantors) to the Indenture is transacting business in the State of Alabama unless it is properly registered or qualified to transact business in the State of Alabama or exempt from such registration or qualification.

(v)                                 Each of the Alabama Guarantors has received adequate consideration and value in exchange for incurring the obligations and liabilities imposed on it by or in connection with the Indenture, including, without limitation, the Guarantees of the Exchange Notes provided for therein.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.               Each of the Alabama Guarantors is a corporation validly existing and in good standing in the State of Alabama. In giving the opinion contained in this paragraph, we have relied solely on the certificates of the Alabama Secretary of State and the Alabama Department of Revenue, copies of which are attached hereto as Exhibits A-1 and A-2, and we have not made any independent investigation with respect thereto.  Without limiting the foregoing, with respect to the good standing of each of the Alabama Guarantors in the State of Alabama, we have relied solely upon the above-referenced certificates and the certificate of the Secretary of each of the Alabama Guarantors dated March 24, 2011, with respect to the filing by each of them of extensions to file their respective business privilege tax returns for their most recently ended tax year and the payment of all business privilege taxes owed by the Alabama Guarantors through the date hereof, a copy of which is attached hereto as Exhibit B (the “State Tax Matters Officer’s Certificate”).

2.               Each Alabama Guarantor has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

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3.               The execution, delivery and performance by the Alabama Guarantors of the Indenture, including the issuance of the Guarantees contained therein, have been duly authorized by all necessary corporate action on the part of each of the Alabama Guarantors.

4.               The Indenture has been duly executed and delivered by each of the Alabama Guarantors and, when the Exchange Notes have been executed and delivered in accordance with the Indenture, the Guarantees with respect thereto will have been duly issued by each of the Alabama Guarantors.

5.               The execution and delivery by each Alabama Guarantor of the Indenture and the performance of its obligations thereunder do not (a) conflict with or violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of such Alabama Guarantor, or (b) conflict with or violate any law, rule, or regulation of the State of Alabama known to us to be applicable to transactions of the type contemplated by the Indenture and the Guarantees contained therein; provided, that we express no opinion as to any securities laws or regulations of the State of Alabama or any other jurisdiction.

The foregoing opinions are subject to the following limitations, qualifications, comments and exceptions:

(a)               We express no opinion as to the validity or enforceability of the Indenture, the Exchange Notes or the Guarantees, any provisions of such documents, or any other agreement by or against any person.

(b)              We express no opinion as to (i) the existence, adequacy, payment or receipt of consideration or value or (ii) the title to any property of either of the Alabama Guarantors.

(c)               We express no opinion with respect to whether the execution, delivery and performance of any of the Indenture, the Exchange Notes or the Guarantee violates, conflicts with or causes a default under, or will violate, conflict with or cause a default under, the provisions of any indenture, instrument or agreement to which either of the Alabama Guarantors is a party or is subject or by which it or any of its or their property is bound.

(d)              We express no opinion as to any matters regarding state or federal tax law and have not considered and express no opinion regarding any federal or state securities or blue sky laws or regulations.

(e)               We call to your attention the fact that any party which exercises in Alabama any of the rights or remedies provided in the Indenture, the Exchange Notes, the Guarantees or any other agreement or instrument may be required to qualify or register to do business in the State of Alabama before exercising such rights or remedies.

The foregoing opinions are limited to the laws of general application of the State of Alabama, and we do not express any opinion as to federal law or the laws of any other state or

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jurisdiction, or to any local laws, ordinances or rules of any municipality, county or other political subdivision of the State of Alabama.

The opinions expressed herein are provided at the request of the Company and the Alabama Guarantors in connection with the Registration Statement and for use by Simpson Thacher & Bartlett LLP in connection with the opinion letter it will furnish to you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement. This opinion letter may not be quoted by the Company or any other person without the prior written consent of this firm, except as set forth herein. This opinion letter is limited to the matters expressly stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are based upon the applicable Alabama laws and the facts in existence as of the date of this opinion letter.  In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective.

We hereby consent to Simpson Thacher & Bartlett LLP’s reliance upon this opinion letter in the formation of its opinion to the Company on the validity and enforceability of the Exchange Notes and the Guarantees and to the use of our name under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. We also consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP

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EXHIBIT A-1

CERTIFICATES OF THE ALABAMA SECRETARY OF STATE

(see attached certificates)

Beth Chapman	P. O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that the entity records on file in this office disclose that Capital City Club of Montgomery, Inc. was formed in Montgomery County, Alabama on March 7, 1977. The Alabama Entity Identification number for this entity is 045-579. I further certify that the records do not disclose that said entity has been dissolved, cancelled or terminated.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

3/18/2011
Date

[Alabama State Seal]	/s/ Beth Chapman
20110318000007329	Beth Chapman	Secretary of State

Beth Chapman	P. O. Box 5616
Secretary of State	Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that the entity records on file in this office disclose that The Summit Club, Inc. was formed in Montgomery County, Alabama on February 23, 1989. The Alabama Entity Identification number for this entity is 129-744. I further certify that the records do not disclose that said entity has been dissolved, cancelled or terminated.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

3/18/2011
Date

[Alabama State Seal]	/s/ Beth Chapman
20110318000007329	Beth Chapman	Secretary of State

EXHIBIT A-2

CERTIFICATES OF THE ALABAMA DEPARTMENT OF REVENUE

(see attached certificates)

[Alabama State Seal]

State of Alabama

Department of Revenue

Certificate of Good Standing

Capital City Club of Montgomery, Inc. is in compliance with the requirements in Chapter 14A, Title 40, Code of Alabama 1975 relating to (Business Privilege and Corporate Shares Tax), as applicable through the taxable year 12/31/2010.

IN WITNESS WHEREOF, I hereunto set my hand this date of March 22, 2011.

/s/ illegible
Director, Individual and Corporate Tax Division

ATTEST:

/s/ illegible
Secretary

Business Privilege Tax	Phone: 334-353-7923
Request Date: March 21, 2011
Request Code: 1103216595418

[Alabama State Seal]

State of Alabama

Department of Revenue

Certificate of Good Standing

The Summit Club, Inc. is in compliance with the requirements in Chapter 14A, Title 40, Code of Alabama 1975 relating to (Business Privilege and Corporate Shares Tax), as applicable through the taxable year 12/31/2010.

IN WITNESS WHEREOF, I hereunto set my hand this date of March 22, 2011.

/s/ illegible
Director, Individual and Corporate Tax Division

ATTEST:

/s/ illegible
Secretary

Business Privilege Tax	Phone: 334-353-7923
Request Date: March 21, 2011
Request Code: 1103216559422

EXHIBIT B

STATE TAX MATTERS OFFICER’S CERTIFICATE

(see attached certificate)

CERTIFICATE OF SECRETARY
OF
THE SUMMIT CLUB, INC.
AND
CAPITAL CITY CLUB OF MONTGOMERY, INC.

I, the undersigned, Secretary of The Summit Club, Inc., an Alabama corporation (“Summit”), and Capital City Club of Montgomery, Inc., an Alabama corporation (“Capital City” and, together with Summit, the “Alabama Guarantors”), DO HEREBY CERTIFY to Bradley Arant Boult Cummings LLP, in connection with the opinion to be rendered at the request of the Alabama Guarantors, that:

1.             I am the duly elected and acting Secretary of each of the Alabama Guarantors and have personal knowledge of the matters set forth in this Certificate.

2.             Each of the Alabama Guarantors has paid the extension payments due and payable, and attached as Exhibit A hereto is a true and correct copy of evidence of payment of the amounts shown thereon, for each of the Alabama Guarantors.

3.             Each of the Alabama Guarantors has paid all tax payments due and payable to the Alabama Department of Revenue or any other instrumentality of the state or local government of the State of Alabama, and, as reflected in Exhibit A hereto, has timely filed an extension (together with the payment of all taxes or tax estimates required by the Alabama Department of Revenue) of its business privilege tax return for the immediately preceding tax year.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate, as the Secretary of each of the Alabama Guarantors, on and as of this 24 day of March, 2011.

/s/ Ingrid J. Keiser
Ingrid J. Keiser,
Secretary,
The Summit Club, Inc. and
Capital City Club of Montgomery, Inc.

EXHIBIT A

Automatic Extension Payment Form

ACH Initiation	Report Date:	03/15/2011
CLUBCORP MEZZANINE	Report Time:	11:50:55 AM

Batch Summary Report by ID Number

Company Name:	CLUBCORP USA TAX	Effective Date:	03/15/2011
ACH ID:	9023238001	Batch Sequence:	2
Application Name:	Alabama Tax Payments	Database Name:	AP - AL Corporate
Batch Status:	Submitted

Name	ID	Amount	D/C	Bank ID	Account #	Acct Type	Trace #

CAP MONTGOMER Y 07771	PS07515479 92	$5,153.00	C	062001186	#######	C	0031188
Addenda: 705TXP*PS0751547992*07771*101231*T*0000515300* * \ 00010031188
CAP MONTGOMER Y 07775	PS07515479 92	$10.00	C	062001186	#######	C	0031185
Addenda: 705TXP*PS0751547992*07775*101231*T*0000001000* * \ 00010031185
SUMMIT 07776	PS07522770 08	$10.00	C	062001186	#######	C	0031187
Addenda: 705TXP*PS0752277008*07776*101231*T*0000001000* * \ 00010031187
SUMMIT 07771	PS07522770 08	$851.00	C	062001186	#######	C	0031186
Addenda: 705TXP*PS0752277008*07771*101231*T*0000085100* * \ 00010031186

	Total Amount in Batch	Total Count in Batch
Debits	$0.00	0
Credits	$6,024.00	4
Prenotes	$0.00	0

Company Name:	CLUBCORP USA TAX	Effective Date:	03/15/2011
ACH ID:	9023238001	Batch Sequence:	3
Application Name:	Alabama Tax Payments	Database Name:	AP - AL Corporate
Batch Status:	Submitted

Name	ID	Amount	D/C	Bank ID	Account #	Acct Type	Trace #

CLUBCORP USA 07776	PS07521148 56	$10.00	C	062001186	#######	C	0031196
Addenda: 705TXP*PS0752114856*07776*101231*T*0000001000* * \ 00010031196
CLUBCORP USA 07771	PS07521148 56	$100.00	C	062001186	#######	C	0031195
Addenda: 705TXP*PS0752114856*07771*101231*T*0000010000* * \ 00010031195

	Total Amount in Batch	Total Count in Batch
Debits	$0.00	0
Credits	$110.00	2
Prenotes	$0.00	0

Company Name:	CLUBCORP USA TAX	Effective Date:	03/15/2011
ACH ID:	9023238001	Batch Sequence:	2
Application Name:	California Tax Payments	Database Name:	AP - CA Corp
Batch Status:	Submitted